The Mosaic Company 101 E. Kennedy Blvd., Suite 2500 Tampa, FL 33602 www.mosaicco.com
MOSAIC ANNOUNCES EARLY REDEMPTION OF ITS $450 MILLION NOTES DUE NOVEMBER 15, 2021

TAMPA, FL, June 24, 2021 - The Mosaic Company (NYSE: MOS), today announced that it has submitted an early redemption notice to the trustee of its $450 million 3.75 percent senior notes. The notes, which mature on November 15, 2021, are expected to be called at par on August 15, 2021, and will result in an immaterial expense in the third quarter. The annual interest expense on these bonds was approximately $17 million.

“In 2019, Mosaic set a goal of decreasing total long-term debt by $1 billion, and this is the first step in reaching that milestone,” said Joc O’Rourke, President and Chief Executive Officer. “Through disciplined cost management and favorable markets, we have generated significant free cash flow, which will continue to be allocated in a balanced approach across the three primary pillars of our capital allocation philosophy: strengthening the balance sheet, investing in the business, and returning capital to shareholders.”

About The Mosaic Company
The Mosaic Company is one of the world's leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single-source provider of phosphate and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at
www.mosaicco.com.
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This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk at Mosaic’s potash mines with regard to brine inflows; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties; the economic impact and operating impacts of the coronavirus (Covid-19) pandemic; the potential drop in oil demand/production and its impact on the availability and price of sulfur; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States, Canada or Brazil; and risks associated with cyber security, including reputational loss; as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Contacts:
The Mosaic Company
Media:
Ben Pratt, 813-775-4206
benjamin.pratt@mosaicco.com
or
Investors:
Laura Gagnon, 813-775-4214
Paul Massoud, 813-244-0669
investor@mosaicco.com